UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2012

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2012, Citi Trends, Inc. (the “Company”) announced that David Alexander resigned from the Company’s Board of Directors (the “Board”) on January 23, 2012 and as President and Chief Executive Officer (“CEO”) of the Company as of January 24, 2012.

The Company also announced that, as of January 24, 2012, Ed Anderson has returned to the position of CEO.  Pursuant to the terms of his employment arrangement, Mr. Anderson’s base salary will be $700,000 and his annual performance bonus opportunity will be 100% of base salary, based on the achievement of certain performance targets by the Company.  His employment arrangement also provides for a travel and lodging expenses allowance.  Mr. Anderson served as CEO of the Company from December 2001 to April 2009 and has continued to serve as Chairman of the Board.  In November 2011, he had reassumed his position as Executive Chairman.

Additionally, on January 25, 2012, the Company announced that it has hired Jason Mazzola as Executive Vice President and Chief Merchandising Officer.

A copy of the Company’s Press Release, issued January 25, 2012 (the “Press Release”), is attached to this Current Report on Form 8-K as Exhibit 99.1.  The content of Exhibit 99.1 is incorporated herein solely for purposes of this Item 5.02 disclosure.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 25, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: January 25, 2012
	By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 25, 2012